Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

ZHIDALI INDUSTRIAL CO., LTD.
(a development stage company)

CONSOLIDATED FINANCIAL STATEMENTS
INDEX

PAGE

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

CONSOLIDATED BALANCE SHEETS AT DECEMBER 31, 2009 AND 2008	F-3

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME FOR THE YEAR ENDED DECEMBER 31, 2009 AND FOR THE PERIODS FROM JANUARY 28, 2008 (INCEPTION) TO DECEMBER 31, 2008 AND DECEMBER 31, 2009	F-4

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY FOR THE PERIOD FROM JANUARY 28, 2008 (INCEPTION) TO DECEMBER 31, 2009	F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2009 AND FOR THE PERIODS FROM JANUARY 28, 2008 (INCEPTION) TO DECEMBER 31, 2008 AND DECEMBER 31, 2009	F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-7

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Zhidali Industrial Co., Ltd.
(a development stage company)
Teng Zhou, Shandong Province, PRC

We have audited the accompanying consolidated balance sheets of Zhidali Industrial Co., Ltd. (a development stage company) as of December 31, 2009 and 2008, and the related consolidated statements of operations and other comprehensive income, shareholders' equity and cash flows for the year ended December 31, 2009, the period from January 28, 2008 (inception) to December 31, 2008 and the period from January 28, 2008 (inception) to December 31, 2009.  These consolidated financial statements are the responsibility of Zhidali Industrial Co., Ltd.’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Zhidali Industrial Co., Ltd., as of December 31, 2009 and 2008, and the results of its operations and other comprehensive income and its cash flows for the year ended December 31, 2009, the period from January 28, 2008 (inception) to December 31, 2008 and the period from January 28, 2008 (inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has negative working capital, no sources of recurring revenue and has generated cumulative net losses and negative cash flows from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
February 11, 2011

Zhidali Industrial Co., Ltd.
(a development stage company)
Consolidated Balance Sheets
(U.S. Dollars)

	December 31,	December 31,
	2009	2008

Assets
Current Assets
Cash and cash equivalents	$6,082	$287
Due from related party	29,252	-
Prepaid expenses	4,784	291
Other current assets	39,378	14,853
Total current assets	79,496	15,431
Property and equipment, net	1,744,050	898
Prepayments for fixed assets and construction-in-progress	1,630,483	1,440,372
Land use right, net	2,399,495	-
Total Assets	$5,853,524	$1,456,701

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$1,464,154	$7,793
Notes payable	424,150	-
Land use right obligation	2,411,553	-
Due to related party	323,362	7,059
Total Liabilities	4,623,219	14,852

Commitments and contingencies	-	-

Shareholders' Equity
Common stock, $1 par value, 50,000 shares authorized; 50,000 shares issued and outstanding as of December 31, 2009 and 2008	50,000	50,000
Additional paid-in capital	1,357,897	1,357,897
Statutory reserves	-	-
Accumulated other comprehensive income	82,993	79,523
Deficit accumulated during the development stage	(260,585)	(45,571)
Total Shareholders' Equity	1,230,305	1,441,849
Total Liabilities and Shareholders' Equity	$5,853,524	$1,456,701

See accompanying notes to the consolidated financial statements.

Zhidali Industrial Co., Ltd.
(a development stage company)
Consolidated Statements of Operations and Other Comprehensive Income
For the Year Ended December 31, 2009 and for the Periods from January 28, 2008 (Inception) to December 31, 2008 and December 31, 2009
(U.S. Dollars)

	For the Year Ended	From Inception to	From Inception to
	December 31,	December 31,	December 31,
	2009	2008	2009
Revenues	$-	$-	$-
Operating expenses:
General and administrative	177,815	45,579	223,394
Amortization expense	12,051	-	12,051
Total operating expenses	189,866	45,579	235,445

Other income (expense):
Other income	348	8	356
Interest expense	(25,496)	-	(25,496)
	(25,148)	8	(25,140)

Loss from operations before income taxes	(215,014)	(45,571)	(260,585)
Provision for income taxes	-	-	-

Net loss	$(215,014)	$(45,571)	$(260,585)

Other comprehensive income:
Foreign currency translation adjustment	3,470	79,523	82,993
Comprehensive income (loss)	$(211,544)	$33,952	$(177,592)

Net loss per common share - basic and diluted	$(4.30)	$(0.91)

Weighted average common shares outstanding, basic and diluted	50,000	50,000

See accompanying notes to the consolidated financial statements.

Zhidali Industrial Co., Ltd.
(a development stage company)
Consolidated Statement of Changes in Shareholders' Equity
For the Period from January 28, 2008 (Inception) to December 31, 2009
(U.S. Dollars)

					Deficit
				Accumulated	Accumulated
	Common Stock		Additional Paid-in	Other Comprehensive	During the Development	Total Shareholders'
	Shares	Amount	Capital	Income	Stage	Equity
Balances, January 28, 2008 (Inception)	-	$-	$-	$-	$-	$-
Share issuance and capital contribution in January 2008	50,000	50,000	1,357,897	-	-	1,407,897
Foreign currency translation adjustment	-	-	-	79,523	-	79,523
Net loss	-	-	-	-	(45,571)	(45,571)
Balances, December 31, 2008	50,000	50,000	1,357,897	79,523	(45,571)	1,441,849
Foreign currency translation adjustment	-	-	-	3,470	-	3,470
Net loss	-	-	-	-	(215,014)	(215,014)
Balances, December 31, 2009	50,000	$50,000	$1,357,897	$82,993	$(260,585)	$1,230,305

See accompanying notes to the consolidated financial statements.

Zhidali Industrial Co., Ltd.
(a development stage company)
Consolidated Statements of Cash Flows
For the Year Ended December 31, 2009 and for the Periods from January 28, 2008 (Inception) to December 31, 2008 and December 31, 2009
(U.S. Dollars)

	For the Year Ended	From Inception to	From Inception to
	December 31,	December 31,	December 31,
	2009	2008	2009

Cash Flows From Operating Activities
Net loss	$(215,014)	$(45,571)	$(260,585)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	12,051	-	12,051
Changes in operating assets and liabilities:
Due from related party	(29,252)	-	(29,252)
Prepaid expenses	(4,492)	(292)	(4,784)
Other current assets	(24,489)	(14,853)	(39,342)
Accounts payable and accrued expenses	28,389	7,793	36,182
Net cash used in operating activities	(232,807)	(52,923)	(285,730)

Cash Flows From Investing Activities
Capital expenditures	(499,448)	(1,441,270)	(1,940,718)
Cash paid to obtain land use rights	(2,410,213)	-	(2,410,213)
Net cash used in investing activities	(2,909,661)	(1,441,270)	(4,350,931)

Cash Flows From Financing Activities
Share issuance and capital contribution	-	1,407,897	1,407,897
Issuance of notes payable	700,890	-	700,890
Repayment of notes payable	(277,006)	-	(277,006)
Advances from Teng Zhou Government	2,410,213	-	2,410,213
Cash received from related party, net of repayments	316,285	7,059	323,344
Net cash provided by financing activities	3,150,382	1,414,956	4,565,338

Effect of exchange rate changes on cash	(2,119)	79,524	77,405

Net increase (decrease) in cash and cash equivalents	5,795	287	6,082
Cash and cash equivalents, beginning of period	287	-	-
Cash and cash equivalents, end of period	$6,082	$287	$6,082

Supplemental disclosure information:
Income taxes paid	$-	$-	$-
Interest paid	$38,650	$-	$38,650

See accompanying notes to the consolidated financial statements.

Zhidali Industrial Co., Ltd
(a development stage company)
Notes to Consolidated Financial Statements
(U.S Dollars unless otherwise noted)

NOTE 1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

Zhidali Industrial Co., Ltd. (“Zhidali” or “the Company”), a BVI company, was registered in the British Virgin Islands on June 23, 2010 with Company Number 1590783. The Company has 50,000 registered shares with a par value of $1 per common share.

On July 6, 2010, the Company registered a wholly-owned subsidiary, Zhidali Technology Limited, in Hong Kong with 10,000 shares of HKD $1 par value common stock.

On November 18, 2010, Zhidali Technology Limited registered a wholly owned-subsidiary, Teng Zhou City Yang Shi Keung Electronics Co., Ltd. in Teng Zhou, China. The registered capital is $ 370,000.

Variable Interest Entity Agreements with Shandong Zhidali Industrial Co, Ltd.

On February 11, 2011, the Company entered into a series of contractual agreements with Shandong Zhidali Industrial Co., Ltd. (Shandong Zhidali). Under these agreements, the Company has a pecuniary interest of Shandong Zhidali and becomes the primary beneficiary of Shandong Zhidali and will conduct its operations in China through its contractual agreements with Shandong Zhidali. The Company is required to consolidate Shandong Zhidali’s financial statements under the guidance of ASC 810.

Shandong Zhidali is a telecommunications company engaged in the broadcast service business as well as the production and sale of innovative digital and high-definition television set-top boxes with a manufacturing facility within an area of about 6.5 million square meters in the city of Teng Zhou, Shandong Province of the People’s Republic of China. The registered and approved business scope of Shandong Zhidali Industrial Company, Ltd includes (subject to applicable laws and regulations requiring separate permits) importation, exportation, research, development, design, manufacture, sale, marketing, and services of the following products - computer hardware and software, electronic products, security devices, communication equipment, radio and television equipment, home based audio and video equipment, toys, machinery parts, mining machinery and accessories, plastic hardware molds, plastic metal products, energy-saving electrical products, household electrical appliances, wire, cable and related electrical equipment; chemical products, and building materials. Total capital invested in Shandong Zhidali was $1,407,897 at inception. In June 2010, additional capital of $1,440,710 was invested to fulfill the statutory investment requirements of $2,848,607.

The transaction between Zhidali and Shandong Zhidali constituted a reorganization. As all of the above mentioned companies are under common control, this series of transactions has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively.  The financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods and the reorganization had occurred as of the beginning of the earliest period presented in the accompanying financial statements.

Merger with Kurrant Food Enterprises, Inc.

On February 11, 2011 (the “Closing Date”), the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) Zhidali, (ii) Zhidali’s shareholder (Zhidali International Group Inc) (“Zhidali International”), and (iii) Kurrant Food Enterprises, Inc. (“Kurrant”).

In connection with the closing of the Exchange Agreement, Mr. Yang, Zhi-Qiang, Kurrant’s majority shareholder, agreed to cancel his 10,175,000 shares of the common stock that he owned in Kurrant. Additionally, Christopher Bell, Kurrant’s sole officer and director resigned from its board of directors (the “Board”) and all officer positions that he held in Kurrant. Accordingly, Kurrant appointed Mr. Yang, Zhi-Qiang as the Chairman of the Board and Chief Executive Officer.

Kurrant’s directors approved the Exchange Agreement and the transactions contemplated thereby. Simultaneously, the directors of Zhidali International also approved the Exchange Agreement and the transactions contemplated thereby.

Prior to the Exchange Agreement, Kurrant developed, owned, and operated a catering business in Colorado through its subsidiary corporation, Kurrant Cuisine Enterprises, Inc.  Kurrant was formed as a corporation pursuant to the laws of the State of Colorado on May 3, 2005.

As a result of the Exchange Agreement, Kurrant acquired 100% of the processing and production operations of Zhidali and its subsidiaries, the business and operations of which now constitutes its primary business and operations.   Specifically, as a result of the Exchange Agreement on February 11, 2011:

☐
Kurrant acquired and now owns 100% of the issued and outstanding shares of capital stock of Zhidali, the British Virgin Islands holding company which controls Shandong Zhidali and its telecommunications business;

☐	Kurrant issued 47,358,127 shares of common stock to the Zhidali International shareholders; and
☐	Zhidali International was issued common stock of Kurrant constituting approximately 95% of the fully diluted outstanding shares.

As a result of Kurrant’s reverse acquisition of Zhidali, Kurrant has assumed the business and operations of Zhidali with its principal activities engaged in the broadcast service business as well as the production and sale of innovative digital and high-definition television set-top boxes in the city of Teng Zhou, Shandong Province of the People’s Republic of China.

Kurrant’s corporate structure after the reorganization is set forth below:

A Development Stage Company. Zhidali is considered to be in the development stage and has had no commercial revenues to date. The Company is still devoting substantially all of its efforts on organizational activities and construction of its manufacturing facility.

NOTE 2.	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the Company’s accounts and those of its wholly-owned subsidiaries. Upon consolidation, all significant intercompany accounts and transactions are eliminated.

b.	Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

c.	Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash on deposit with various financial institutions in the People’s Republic of China (“PRC”) and all highly-liquid investments with original maturities of three months or less at the time of purchase. Banks and other financial institutions in PRC do not provide insurance for funds held on deposit.

d.	Property and equipment

Property and equipment are initially recognized and recorded at cost. Gains or losses on disposals are reflected as gain or loss in the period of disposal. The cost of improvements that extend the life of plant and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repairs and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Building	20 years
Machinery and equipment	10 years
Office and other equipment	5 years
Vehicles	4 years
Computers	3 years

e.	Prepayments for fixed assets and construction-in-progress

Prepayments are made for fixed assets and construction of the plant facility as progress of building the plant facility occurs. Prepayments are nonrefundable by the construction companies. These prepayments are generally classified as construction-in-progress until such time as the construction project is complete.  Construction-in- progress is not subject to depreciation before the plant facility is placed in service. As of December 31, 2009 and 2008, prepayments for fixed assets and construction-in-progress amounted to $1,630,483 and $1,440,372, respectively. The Company capitalized interest of $13,154 and $0 for the years ended December 31, 2009, and 2008, respectively.

f.	Impairment of long-lived assets
The Company accounts for the impairment of plant and equipment and amortizable intangible assets in accordance with current accounting standards, which requires the Company to evaluate a long-lived asset for recoverability when there is an event or circumstance that indicates the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

g.	Revenue recognition

The Company will recognize revenue from products sold to customers when persuasive evidence of an arrangement exists, the price is fixed or determinable, delivery has occurred and collectability is reasonably assured. Estimates of product returns, allowances and future price reductions, based on actual historical experience and other known or anticipated trends and factors, will be recorded at the time revenue is recognized. As a development stage company, the Company has not generated revenue as of December 31, 2009.

h.	Income taxes

The Company accounts for income taxes using the asset and liability approach for financial accounting and reporting for income taxes and recognizes and measures deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

i.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

j.	Earnings (loss) per common share

Basic earnings (loss) per share is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding for all periods.  Diluted earnings per share is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of shares outstanding, increased by common stock equivalents.  Common stock equivalents represent incremental shares issuable upon exercise of outstanding warrants. However, potential common shares are not included in the denominator of the diluted earnings (loss) per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded. During the period from January 28, 2008 to December 31, 2009, there were no treasury stock purchases or common stock equivalents outstanding.

k.	Foreign currency translation

The functional currency of the Company is the Hong Kong Dollar (“HKD”). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

The functional currency of the Company’s wholly owned subsidiary, Shandong Zhidali, is the Renminbi (“RMB”), the PRC’s currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the consolidated financial statements of the Company are translated into the Company’s reporting currency, United States Dollars (“USD”). Balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period.

Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) in shareholders’ equity.

The exchange rates used for foreign currency translation were as follows (USD$1 = HKD):

Period Covered	Balance Sheet Date Exchange Rates	Year to Date Average Exchange Rates

From inception to December 31, 2008	7.75070	7.78737
Year ended December 31, 2009	7.75510	7.75218

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB):

Period Covered	Balance Sheet Date Exchange Rates	Year to Date Average Exchange Rates

From inception to December 31, 2008	6.85420	6.96225
Year ended December 31, 2009	6.83720	6.84088

l.	Recently adopted accounting pronouncements

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (ASC 855), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC 855 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected.  This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. ASC 855 is effective for interim and annual periods ending after September 15, 2009.  The adoption of this guidance did not have a material impact on the Company’s consolidated results of operations or financial condition.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, a entity may use the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements.  The ASU was effective October 1, 2009. The adoption of this guidance did not have a material impact on the Company’s results of operations or financial condition.

In September 2009, the Financial Accounting Standards Board (FASB) issued a standard that established the FASB Accounting Standards Codification (ASC) and amended the hierarchy of generally accepted accounting principles (ASC) and amended the hierarchy of generally accepted accounting principles (GAAP) such that the ASC became the single source of authoritative nongovernmental U.S. GAAP. The ASC did not change current U.S. GAAP, but was intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All previously existing accounting standard documents were superseded and all other accounting literature not included in the ASC is considered non-authoritative. New accounting standards issued subsequent to September 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The Company adopted the ASC on September 30, 2009. This standard did not have an impact on the Company’s consolidated results of operations or financial condition.

In September 2009, the FASB issued ASU No. 2009-17 that revised the consolidation guidance for variable-interest entities. The modifications include the elimination of the exemption for qualifying special purpose entities, a new approach for determining who should consolidate a variable-interest entity, and changes to when it is necessary to reassess who should consolidate a variable-interest entity. The standard was effective January 1, 2010. This standard did not have a material impact on the Company’s consolidated results of operations or financial condition.

In September 2009, the FASB issued ASU No. 2009-16 regarding the accounting for transfers of financial assets amending the existing guidance on transfers of financial assets to, among other things, eliminate the qualifying special-purpose entity concept, include a new unit of account definition that must be met for transfers of portions of financial assets to be eligible for sale accounting, clarify and change the derecognition criteria for a transfer to be accounted for as a sale, and require significant additional disclosure. The standard was effective for new transfers of financial assets beginning January 1, 2010. The adoption of this standard did not have a material impact on the Company’s consolidated results of operations or financial condition.

No other recently issued accounting standards are expected to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 3.	GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company currently has working capital deficit, no sources of recurring revenue and has generated cumulative net losses of $260,585 and negative cash flows from operations of $285,730 during the period from January 28, 2008 (inception) through December 31, 2009.

In the course of its development activities, the Company has sustained and continues to sustain losses. The Company does not anticipate positive cash flow from operations before 2011 and cannot predict if and when the Company may generate profits. The Company expects to finance its operations primarily through future financings and operating cash flows expected from the start of its operations in December 2010. On December 16, 2010, the Company entered into a promissory note in the amount of $1,170,070 (RMB 8 million) secured by the Company’s primary building. The Company plans to utilize the proceeds from the loan as working capital until it generates positive cash from its operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required until such time as it can generate sources of recurring revenues and to ultimately attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4.	PROPERTY AND EQUIPMENT

Property and equipment consists of buildings, machinery and equipment, vehicles, electronic devices used for production and office equipment.

Property and equipment consists of the following:

	December 31,
	2009	2008
Building	$1,688,071	$-
Machinery and equipment	46,365	-
Office and other equipment	6,845	-
Vehicles	714	-
Computers	2,055	898
Total	$1,744,050	$898

Property and equipment is pledged as collateral for the short-term financing (see Note 7).

Depreciation expense for the years ended December 31, 2009 and 2008 was $0 for both years. No depreciation expense was recognized on the plant facility prior to the plant being placed in service in 2010.

NOTE 5.	INTANGIBLE ASSETS – LAND USE RIGHT

Under the People's Republic of China's governmental regulations, the government owns all land. However, the government grants the user a “land use right” (the Right) to use land. The Company has recognized the amounts paid for the acquisition of rights to use land as an intangible asset and amortizes the amount on a straight-line basis over a period of fifty years which was the land use term approved by the government.

On September 28, 2009, the Company obtained a land use right for a term expiring in 2059 at a price of $2,410,213 (RMB 16,488,268), including applicable taxes, payable to the National Resources Bureau (“Bureau”). During August and September 2009, the Bureau returned the funds of $2,410,213 to the Company for use in the development of the Company’s business. Although the Bureau has not forgiven the liability, the Company believes there will be no repayment required by the city government. The Company has recorded a liability under land use right obligation for $2,411,553 at December 31, 2009. The Company may be subject to a government charge for using the funds, but the amount of this charge is currently not estimable.

The land use right consists of the following as of December 31, 2009 and 2008:

	As of December 31,
	2009	2008
Land Use Right	$2,411,553	$-
Less: Accumulated amortization	(12,058)	-
Total	$2,399,495	$-

Total amortization expense of the land use right for the year ended December 31, 2009 and for the period from January 28, 2008 (Inception) to December 31, 2008 amounted to $12,051 and $0, respectively.

NOTE 6.	RELATED PARTY TRANSACTIONS

At December 31, 2008 and 2009, the Company had a balance due to Mr. Zhi Qiang Yang, the majority shareholder and CEO, of $7,059 and $323,362, respectively, for advances made to fund operations. This payable is due on demand, is non-interest bearing and has no maturity date.

At December 31, 2008 and 2009, Zhidali had a balance due from Mr. Hwa Yang, brother of the CEO, of $0 and $29,252 for Mr. Hwa Yang to purchase materials and tools on behalf of Zhidali.

NOTE 7.	NOTES PAYABLE

	As of December 31,
	2009	2008
Zhouchuang Commercial Bank	$424,150	$-

Since inception, the Company has entered into short-term loan agreements with local banks and the PRC government.

On July 20, 2009, the Company entered a working capital loan agreement with Zhouchuang Commercial Bank to borrow $424,150 (RMB 2.9 million) with a maturity date of July 19, 2010 and an annual interest rate of 11.15%. Interest was payable monthly and principal was due in full at maturity. The loan was guaranteed by ZhiNan Investment Guarantee Co. The Company and ZhiNan Investment Guarantee Co. Ltd. entered into the guarantee agreement on July 13, 2009 for ZhiNan to guarantee Zhidali's bank loan for two years. In accordance with the guarantee agreement, should the Company default on its bank loan, ZhiNan would assume all of Zhidali’s liability and all of the creditor’s rights from the bank to enforce the return of the loan. ZhiNan was entitled through all of the creditor’s legal rights with the local court to liquidate any current and fixed assets owned by the Company. The loan was fully repaid on July 20, 2010.

On December 31, 2009, the Company entered into a loan agreement for $1,316,328 (RMB 9 million) with China Construction Bank. The Company received the proceeds of $1,316,328 (RMB 9 million) on January 11, 2010.  The working capital loan has a three year term maturing on January 11, 2013. Interest on the loan is calculated at 110% of the average daily base borrowing rate of the People’s Bank of China, based on a 360 day year. Interest is payable monthly. Principal will be repaid in installments equal to $73,129 (RMB 500,000) every quarter starting in June 2010. The working capital loan is secured by the land use right.

On March 24, 2010, the Company entered into an agreement with Teng Zhou Development Area Management Committee, who represents the Teng Zhou City Government (the local government), to loan $1,462,587 (RMB 10 million) to the Company via Teng Zhou Ju Long Investment Co. at an interest rate of 5.31%, equal to the borrowing rate of the People’s Bank of China at December 31, 2009. The loan is the policy of the local government to promote investment in the consumer electronics industry in the city. The loan matured on December 31, 2010, and, upon maturity, the principal and interest were due. According to the agreement:

(1)	Should the Company fail to repay the loan in full when it is due, the local government has the right to sell any of Zhidali's assets to recover all principal and interest.
(2)	Should the Company breach the contract, the local government is entitled to
a) interest calculated based on the borrowing rate of the Bank of the PRC for the loan period;
b) any loss the government may occur plus a 5% penalty of the total loan; and
c) any legal costs and attorney fees it may occur.

At maturity, the Company owed approximately $1,515,441 (RMB 10.36 million) for principal and interest.  No repayment has been made on the loan. On January 24, 2011, the Company obtained a waiver of the default provisions under the loan and an extension on the maturity of the loan to at least April 15, 2011.

NOTE 8.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	December 31, 2009	December 31, 2008
Capital expenditures	$1,420,517	$-
Land use tax	41,283	-
Other liabilities	2,354	7,793
Total	$1,464,154	$7,793

NOTE 9.	INCOME TAXES

Teng Zhou City Yang Shi Keung Electronics Co., Ltd. and Shandong Zhidali are established in Teng Zhou, Shandong Province, PRC, and is governed by the Income Tax Law of the PRC concerning privately-held enterprises, which are generally subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments in 2009 and 2008.

The Company has no deferred taxes.

The effective tax rate for the Company for the year ended December 31, 2009 and for the period from January 28, 2008 (Inception) to December 31, 2008 was 25% for all periods.

The provision for taxes on earnings consisted of:

	2009	2008
Current income tax expense:
PRC enterprises income taxes	$-	$-
United States federal income taxes	-	-
Total	$-	$-

A reconciliation between the income tax computed at the U.S. statutory rate and the Company’s provision for income tax is as follows:

	2009	2008
U.S. statutory rate	34%	34%
Foreign income not recognized in the U.S.	(34%)	(34%)
PRC preferential enterprise income tax rate	25%	25%
Net operating losses	(25%)	(25%)
Provision for income tax	-	-

Accounting for Uncertainty in Income Taxes

On January 28, 2008 (Inception), the Company adopted accounting rules which address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. The provisions clarify the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These provisions also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  The Company has concluded that there are no significant uncertain tax positions requiring recognition in its consolidated financial statements.

NOTE 10.	COMMITMENTS AND CONTINGENCIES

Purchase Commitments

As of December 31, 2009, the Company has entered into certain agreements to purchase equipment of $174,194 for the completion of its plant facility.

Other Commitment

On May 15, 2010, the Company entered a service agreement with Small Cap Consulting (“SCC”) to provide marketing, promotions, public and investor relations services to assist the Company to go public on the Over-the-Counter Bulletin Board (“OTCBB”). These services include, but are not limited to, identifying and delivering an existing public company for merger, acting as the Company’s exclusive financial advisor, providing investor and public relations services, and finding funding. Total cost is $225,000 payable upon the milestones set in the agreement. As of February 11, 2011, the Company has paid $30,000 related to this agreement and is obligated for an additional $150,000 for fees related to the completion of the merger. Another $45,000 for advisory service is due upon the completion of the first funding.

In addition, a Placement Success Fee is payable upon the successful completion of a funding, which is equal to 6% of the gross proceeds of the placement for the first funding project.

Film and Television of Teng Zhou City

In January 2010, Shandong Zhidali entered into an agreement with the Administration of Radio Film and Television of Teng Zhou City (“ARFT”) whereby Shandong Zhidali was awarded the exclusive right to operate and broadcast its television content via its set-top boxes. The agreement seeks to develop the wireless television broadcasting within Teng Zhou City, and seeks to develop between 48-100 channels of programming that will be transmitted to Shandong Zhidali set-top boxes within the area. As such, Shandong Zhidali is the exclusive provider to the 21 towns and villages of Teng Zhou city.

Pursuant to the agreement, ARFT is obligated to issue all required frequency licenses, permits and will also provide favorable tax treatment and policies throughout the term of the agreement. ARFT will also provide the necessary infrastructure and technical support regarding the necessary TV programming and broadcast.

Pursuant to the agreement, Shandong Zhidali will invest in the necessary infrastructure for the digital programming platform and digital signal launching system in connection with the project, with an investment of approximately $700,000 (RMB 5.8 million) over the term of the contract, which includes coding software and technology service fees. Shandong Zhidali will also be responsible for installing the TV set-top boxes and instruct customers on how to use the devices. Shandong Zhidali will also assure the stability of the software and system. Finally, Shandong Zhidali is also contractually obligated to resolve any technical related problems and will be liable for losses related to a pause or failure of the signal caused by any failures in their devices.

The terms of the ARFT agreement provide that the agreement will be in effect for a period of 20 years. As such, the contract took effect in March 2010 and expires in March 2030. Additionally, the agreement provides that Shandong Zhidali will be the exclusive provider for television broadcasting services for a total of 21 towns and villages in Teng Zhou City.

The agreement provides that the broadcasting services for the first year of the agreement will be free of charge to customers, in order to build a customer base. The ARFT agreement also provides for profit sharing between ARFT and Shandong Zhidali. In that regard, the profit sharing formula is staggered and provides an increased share for ARFT as time progresses. In the first 5 years of the agreement, ARFT will receive 30% of the profits with Shandong Zhidali receiving 70% of the profits. In years 5 through 15, ARFT will receive 40% of the profits with Shandong Zhidali receiving 60% of the profits. Finally, in years 16-20, ARFT and Shandong Zhidali will receive 50% of the profits respectively.

The ARFT agreement provides that, if any party breaches the agreement, then the breaching party will compensate the other at least $700,000 (RMB 5 million).  Finally, the ARFT agreement provides that both ARFT and Shandong Zhidali will co-incorporate the Teng Zhou City Zhidali Broadcast Network Co., Ltd. (ARFT 30% shares and the Company 70% shares).  The agreement also provides that any changes within ARFT will not impact the execution of the contract.

NOTE 11.	SHAREHOLDERS’ EQUITY AND STATUTORY RESERVES

The Company registered 50,000 shares with a par value of $1 per common share. Total capital invested in the Company was $1,407,897 at inception. In June 2010, additional capital of $1,440,710 was invested to fulfill statutory investment requirements of $2,848,607.

As stipulated by the laws and regulations for enterprises operating in PRC, the subsidiaries of the Company are required to make annual appropriations to a statutory surplus reserve fund. Specifically, the subsidiaries of the Company are required to allocate 10% of their profits after taxes, as determined in accordance with the PRC accounting standards applicable to the subsidiaries of the Company, to a statutory surplus reserve until such reserve reaches 50% of the registered capital of the subsidiaries of the Company. The Company can use the statutory surplus reserve to offset deficits, expand its plant or increase capital when and only when the reserve balance exceeds 50% of the registered capital, and the amount capitalized should be limited to 50% of the statutory surplus reserve. The Company is not yet subject to the requirement to appropriate statutory reserves as they have not produced a profit to date.

NOTE 12.	SUBSEQUENT EVENTS

Teng Zhou Development Area Management Committee

On March 24, 2010, Shandong Zhidali entered into an agreement with Teng Zhou Development Area Management Committee to loan $1,462,587 (RMB 10 million) to the Company via Teng Zhou Ju Long Investment Co. as discussed in Note 7. At maturity, the Company owed approximately $1,515,441 (RMB 10.36 million) for the unpaid principal and interest.  No repayment has been made on the loan.  On January 24, 2011, the Company obtained a waiver of the default provisions under the loan and an extension on the maturity of the loan to at least April 15, 2011.

Variable Interest Entity Agreements

On February 11, 2011, Zhidali, through Yangshi Keguang Electronics, entered into a series of contractual agreements with Shandong Zhidali Industrial Co. Ltd. (“Shandong Zhidali”), of which Mr. Yang, Zhi-Qiang holds a 99% equity interest in Shandong Zhidali and Ms. Meng, Zian-Hua holds a 1% equity interest in Shandong Zhidali.

The contractual arrangements are comprised of a series of agreements, including an Exclusive Technical Consulting Service Agreement and an Operating Agreement, through which Yangshi Keguang Electronics has the right to provide exclusive complete business support and technical and consulting service to Shandong Zhidali. Additionally, Shandong Zhidali’s shareholders, Mr. Yang, Zhi-Qiang and Ms. Meng, Xian-hua, have pledged their rights, titles and equity interest in Shandong Zhidali as security for Yangshi Keguang Electronics to collect consulting and services fees provided to Shandong Zhidali through an Exclusive Equity Interest Purchase Agreement. In order to further reinforce Yangshi Keguang Electronics’ rights to control and operate Shandong Zhidali, the shareholders of Shandong Zhidali have granted Yangshi Keguang Electronics the exclusive right and option to acquire all of their equity interests in Shandong Zhidali through an Equity Interest Pledge Agreement.

In accordance with these agreements, Shandong Zhidali shall pay consulting fees equal to 80% of its annual net income to our wholly-owned subsidiary, Yangshi Keguang Electronics. Yangshi Keguang Electronics is also entitled to collect 20% of Shandong Zhidali's annual net profit under the Equity Interest Pledge Agreement.

Yangshi Keguang Electronics is obligated to absorb a majority of the risk of loss from Shandong Zhidali’s activities and is entitled to receive a majority of its residual returns. Yangshi Keguang Electronics has gained effective control over Shandong Zhidali. Through these contractual arrangements, Yangshi Keguang Electronics now holds the variable interests of Shandong Zhidali, and Yangshi Keguang Electronics becomes the primary beneficiary of Shandong Zhidali. Based on these contractual arrangements, Shandong Zhidali is considered as a Variable Interest Entity (“VIE”) under ASC 810, "Consolidation of Variable Interest Entities, an Interpretation of ARB No.51", because the equity investor in Shandong Zhidali no longer has the characteristics of a controlling financial interest. Accordingly, Shandong Zhidali should be consolidated under ASC 810.

The accounts of Shandong Zhidali are consolidated in the accompanying financial statements. As a VIE, Shandong Zhidali sales are included in the Company’s total sales, its income from operations is consolidated with Zhidali, and the Company’s net income includes all of Shandong Zhidali’s net income, and its assets and liabilities are included in the Company consolidated balance sheet. The VIEs do not have any non-controlling interest and accordingly, did not subtract any net income in calculating the net income attributable to Zhidali. Because of the contractual arrangements, Zhidali will have a pecuniary interest in Shandong Zhidali that requires consolidation of Shandong Zhidali’s financial statements with our financial statements.

Pursuant to Financial Accounting Standards Board accounting standards, Zhidali is required to include in its consolidated financial statements the financial statements of variable interest entities (“VIEs”). The accounting standards require a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities which, through contractual arrangements, bear the risk of, and enjoy the rewards normally associated with ownership of the entity, and therefore are the primary beneficiary of the entity. Shandong Zhidali is considered a VIE, and Zhidali is the primary beneficiary. Zhidali will conduct its operations in China through its contractual agreements with Shandong Zhidali

Merger with Kurrant Food Enterprises, Inc.

On February 11, 2011, the Company entered into a Share Exchange Agreement by and among (i) Zhidali, (ii) Zhidali’s shareholder (Zhidali International Group Inc) (“Zhidali International”), and (iii) Kurrant Food Enterprises, Inc..

The acquisition is being accounted for as a “reverse merger,” and Zhidali is deemed to be the accounting acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the acquisition will be those of Zhidali, and will be recorded at the historical cost basis of Zhidali, and the consolidated financial statements after completion of the acquisition will include the assets and liabilities of Zhidali, historical operations of Zhidali., and operations of Kurrant from the closing date of the acquisition. As a result of the issuance of the shares of common stock pursuant to the Exchange Agreement, a change in control of Kurrant, occurred as a result of the acquisition.

In connection with the closing of the Exchange Agreement, Mr. Yang, Zhi-Qiang, Kurrant’s majority shareholder, agreed to cancel his 10,175,000 shares of the common stock that he owned in Kurrant. Mr. Yang acquired a majority interest in Kurrant in January 2011 for the purpose of the reverse acquisition of Zhidali. Additionally, Christopher Bell, Kurrant’s sole officer and director resigned from its board of directors and all officer positions that he held in Kurrant. Accordingly, Kurrant appointed Mr. Yang, Zhi-Qiang as the Chairman of the Board and Chief Executive Officer.

Kurrant’s directors approved the Exchange Agreement and the transactions contemplated thereby. Simultaneously, the directors of Zhidali International also approved the Exchange Agreement and the transactions contemplated thereby.

Prior to the Exchange Agreement, Kurrant developed, owned, and operated a catering business in Colorado through its subsidiary corporation, Kurrant Cuisine Enterprises, Inc.  Kurrant was formed as a corporation pursuant to the laws of the State of Colorado on May 3, 2005.

As a result of the Exchange Agreement, Kurrant acquired 100% of the processing and production operations of Zhidali and its subsidiaries, the business and operations of which now constitutes its primary business and operations.   Specifically, as a result of the Exchange Agreement on February 11, 2011:


Kurrant acquired and now owns 100% of the issued and outstanding shares of capital stock of Zhidali, the British Virgin Islands holding company which controls Shandong Zhidali and its telecommunications business;

	Kurrant issued 47,358,127 shares of common stock to the Zhidali International shareholders; and
	Zhidali International were issued common stock of Kurrant constituting approximately 95% of the fully diluted outstanding shares.

As a result of Kurrant’s reverse acquisition of Zhidali, Kurrant has assumed the business and operations of Zhidali with its principal activities engaged in the broadcast service business as well as the production and sale of innovative digital and high-definition television set-top boxes in the city of Teng Zhou, Shandong Province of the People’s Republic of China.

Kurrant’s corporate structure after the reorganization is set forth below:

The Company evaluated events occurring between the end of its fiscal year, December 31, 2009, and February 11, 2011 when the consolidated financial statements were issued.